--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 11, 2000

                       SOVEREIGN SPECIALTY CHEMICALS INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                   333-39373                 36-4176637
      (STATE OR OTHER                COMMISSION              (IRS EMPLOYER
JURISDICTION OF INCORPORATION)       FILE NUMBER)        IDENTIFICATIONS NO.)


225 W. WASHINGTON ST. - STE. 2200, CHICAGO, ILLINOIS              60606
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (312) 419-7100


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


Item 2.  Acquisition of Assets

On October 11, 2000, Sovereign Specialty Chemicals Inc. (the Company), through its subsidiary Mini Crown Funding Corp., purchased 100% of the common stock of Imperial Adhesives, Inc. (Imperial), a subsidiary of NS Group, Inc. The cost of the acquisition was $26.75 million excluding transaction costs. The purchase was funded through a borrowing under the Company's Term A portion of its Revolving Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1.

At the time of the filing of the Current Report, it was impractical for the Company to provide financial statements and pro forma financial information for Imperial. Pursuant to the instructions for Item 7 of the Form 8-K, the Company hereby amends Item 7 of the Current Report to include the previously omitted information, as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         The balance sheets of Imperial Adhesives, Inc. as of September 30, 2000 and September 25, 1999, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended September 30, 2000.

(b)      Pro forma Financial Information

         (1) Unaudited pro forma consolidated financial information for the Company for the year ended December 31, 1999.

         (2) Unaudited pro forma consolidated financial information for the Company at September 30, 2000 and for the nine months ended September 30, 2000.

(c)      Exhibits

         Exhibit 99.1 Press Release of Sovereign Specialty Chemicals, Inc. dated October 12, 2000, regarding its acquisition of Imperial Adhesives, Inc.

         Exhibit 99.2 Stock Purchase Agreement by and among MiniCrown Funding Corp. (Buyer), Sovereign Specialty Chemicals Inc. (Parent), Imperial Adhesives, Inc. and NS Group Inc. (Seller) as amended dated October 11, 2000.

Report of Independent Public Accountants

To the Shareholder of Imperial Adhesives, Inc.:

We have audited the accompanying balance sheets of Imperial Adhesives, Inc. (an Ohio corporation and a wholly-owned subsidiary of NS Group, Inc. see note 11) as of September 30, 2000 and September 25, 1999, and the related statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperial Adhesives, Inc. as of September 30, 2000 and September 25, 1999, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2000 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Cincinnati, Ohio
December 21, 2000

                            IMPERIAL ADHESIVES, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                  SEPTEMBER 30,    SEPTEMBER 25,
                                                      2000             1999
                                                  -------------    -------------

ASSETS
Current assets:
  Cash and cash equivalents                       $           2    $           2
  Accounts receivable, less allowance of $315
   and $227                                               5,913            5,899
  Inventories                                             5,231            5,192
  Future tax benefits                                        76               90
  Other current assets                                      104               62
                                                  -------------    -------------
   Total current assets                                  11,326           11,245

Property, plant, and equipment, net                       3,154            3,502

Other assets                                                213              469
                                                  -------------    -------------
   Total assets                                   $      14,693    $      15,216
                                                  =============    =============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                        3,542            4,387
  Accrued expenses                                        1,083            1,039
  Income taxes payable                                       23               79
  Payable to parent, net                                  1,920            1,807
  Current portion of long-term debt                         383               54
                                                  -------------    -------------
    Total current liabilities                             6,951            7,366
                                                  -------------    -------------
Long-term debt, less current portion                         --              512
                                                  -------------    -------------
Deferred income taxes payable                                21               51
                                                  -------------    -------------
Stockholder's equity:
  Common stock, no par or stated value, 10,000
   shares authorized, 9,499 issued and
   outstanding                                            2,074            2,074
  Retained earnings                                       5,647            5,213
                                                  -------------    -------------
    Total stockholder's equity                            7,721            7,287
                                                  -------------    -------------
    Total liabilities and stockholder's equity    $      14,693    $      15,216
                                                  =============    =============

See accompanying notes to financial statements.

                            Imperial Adhesives, Inc.


                            Statements of Operations
                             (Dollars in Thousands)


                           SEPTEMBER 30,       SEPTEMBER 25,      SEPTEMBER 28,
                               2000                1999                1998
                           -------------       -------------      -------------

Net Sales                   $ 43,143            $ 42,218            $ 39,479
Cost of goods sold            32,769              31,557              29,615
                            --------            --------            --------
    Gross profit              10,374              10,661               9,864
Selling, general and
 administrative expenses       9,659               9,290               8,328
                            --------            --------            --------
    Operating income             715               1,371               1,536

Interest income (expense)
 from Parent, net                 22                 (14)                (41)
Interest expense                 (51)                (50)                (48)
Interest and other income         93                  74                  48
                            --------            --------            --------
                                  64                  10                 (41)
                            --------            --------            --------
    Income before
     income taxes                779               1,381               1,495
Income tax provision             345                 595                 646
                            --------            --------            --------
    Net income              $    434            $    786            $    849
                            ========            ========            ========


See accompanying notes to financial statements.

                            Imperial Adhesives, Inc.


                       Statements of Stockholder's Equity
                             (Dollars in Thousands)


                                     COMMON       RETAINED
                                     STOCK        EARNINGS          TOTAL
                                     -------------------------------------

Balance at September 27, 1997        $ 2,074      $ 3,578          $ 5,652
Net income                              --            849              849
                                     -------------------------------------

Balance at September 28, 1998          2,074        4,427            6,501
Net income                              --            786              786
                                     -------------------------------------

Balance at September 25, 1999          2,074        5,213            7,287
Net income                              --            434              434
                                     -------------------------------------
Balance at September 30, 2000        $ 2,074      $ 5,647          $ 7,721
                                     =====================================


See accompanying notes to financial statements.

                            Imperial Adhesives, Inc.


                            Statements of Cash Flows
                             (Dollars in Thousands)

                                       SEPTEMBER 30,    SEPTEMBER 25,    SEPTEMBER 28,
                                           2000             1999              1998
                                       -----------------------------------------------
OPERATING ACTIVITIES
Net income                                $ 434            $ 786             $ 849
Adjustments to reconcile net
   income to net cash provided
   by operating activities:
 Depreciation and amortization              642              613               570
 Deferred income taxes                      (16)               1               (39)
 (Gain) loss on disposal of
   equipment                                (31)               9                --
 Changes in operating assets
  and liabilities:
     Accounts receivable                    (14)             138              (950)
     Inventories                            (39)            (763)             (134)
     Prepaid expenses and other assets      (42)              23                20
     Other noncurrent assets                 22              (19)               43
     Accounts payable and other
      liabilities                          (857)             139               637
                                       -----------------------------------------------
         Net cash provided by operating
          activities                         99              927               996
                                       -----------------------------------------------

INVESTING ACTIVITIES
Purchase of property, plant and equipment  (137)            (583)             (573)
Proceeds from sale of equipment             108               10                --
         Net cash used in investing    -----------------------------------------------
          activities                        (29)            (573)             (573)
                                       -----------------------------------------------
FINANCING ACTIVITIES
Net increase (decrease) in payable
 to Parent                                  113             (303)             (381)
Payments on long-term debt                 (183)             (51)              (43)
                                       -----------------------------------------------
         Net cash provided by (used in)
          financing activities              (70)            (354)             (424)
                                       -----------------------------------------------
         Net increase (decrease) in cash
          and cash equivalents               --               --                (1)

Cash and cash equivalents at beginning
 of year                                      2                2                 3
                                       -----------------------------------------------
Cash and cash equivalents at end of
 year                                     $   2            $   2             $   2
                                       -----------------------------------------------
Supplemental cash flow information:
 Cash paid for interest                   $  51            $  51             $  47
 Cash paid for taxes                      $ 141            $ 164             $ 145




See accompanying notes to financial statements.

                            IMPERIAL ADHESIVES, INC.

                         NOTES TO FINANCIAL STATEMENTS

   YEARS ENDED SEPTEMBER 30, 2000, SEPTEMBER 25, 1999 AND SEPTEMBER 28, 1998
                             (Dollars in Thousands)

1. THE COMPANY

Imperial Adhesives, Inc. (the Company) was a wholly-owned subsidiary of NS Group, Inc. (the Parent) throughout the periods covered by the accompanying financial statements. See Note 11 regarding the sale of the company subsequent to the yearend.

The Company is a custom manufacturer of water-borne, solvent-borne and hot-melt adhesives and footwear finishes, with approximately 700 active formulas. The Company's multiple product lines are used primarily in product assembly applications in such industries as construction, packaging, transportation, marine, furniture, and footwear.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

CASH AND CASH EQUIVALENTS

Cash includes currency on hand and demand deposits with financial institutions.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined primarily using the first-in first-out (FIFO) method. Inventory cost include labor, material and manufacturing overhead.

PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the respective estimated useful lives of the assets. Machinery, furniture and equipment are depreciated over a range of 3 to 12 years. Buildings are depreciated over 30 years. Land improvements and leasehold improvements are amortized over a range of 3 to 5 years. Depreciation expense was $400, $414 and $363 for the years ended September 30, 2000, September 25, 1999 and September 28, 1998, respectively.

LONG-LIVED ASSETS

The Company evaluates its long-lived assets on an ongoing basis. Long-lived assets are reviewed for impairment wherever events or changes in circumstances indicate that the carrying amount of the related asset may no be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the asset is determined to be impaired, the impairment recognized is measured by the amount by which the carrying value of the asset exceeds its fair value.

REVENUE RECOGNITION

Revenue is recognized when products are shipped to the customer.

INCOME TAXES

The Company is included in the consolidated federal income tax return of the Parent. The consolidated federal income tax provision of the Parent is allocated to its subsidiaries, including the Company, on the basis of calculations as if members of the consolidated group filed separate returns. The Company's intercompany payables to the Parent are credited with an amount equal to the federal income tax provision allocated to the Company. All federal deferred taxes are maintained by the Parent.

The Company files state income tax returns on a separate company basis. The provision for state income taxes includes both a current and deferred component. State deferred income taxes are maintained for the estimated future state tax effects of temporary differences between the financial reporting basis and the state tax basis of certain assets and liabilities.

ENVIRONMENTAL REMEDIATION AND COMPLIANCE

Environmental remediation costs are accrued, except to the extent capitalizable, when incurrence of such costs are probable and the costs can be reasonably estimated. Environmental compliance costs include maintenance and operating costs associated with pollution control facilities, costs of ongoing monitoring programs, permit costs and other similar costs. Such costs are expensed as incurred.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUING)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, trade accounts receivable, payable to parent, accounts payable and accrued expenses, and other current liabilities approximate to their fair values at September 30, 2000 and September 25, 1999, due to the short-term nature of these instruments.

The Company estimates the fair value of fixed rate long-term debt obligations, including current portion, using the discounted cash flow method with interest rates currently available for similar obligations. The carrying amounts reported in the Company's balance sheets for these obligations approximate fair value.

CONCENTRATION OF CREDIT RISK

The Company grants trade credit to its customers, which subjects the Company to concentrations of credit risk within the industries it serves (see Note 1). To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Company maintains an allowance for potential credit losses. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its allowance for doubtful accounts.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FISCAL YEAR-END

The Company's fiscal year for all periods shown ended on the last Saturday of September. Fiscal year 2000 contains fifty-three weeks, while fiscal years 1999 and 1998 contain fifty-two weeks.

3. INVENTORIES

Inventories are summarized as follows:

                                                SEPTEMBER 30,     SEPTEMBER 25,
                                                   2000              1999
                                                -------------------------------
               Raw materials                         $ 1,946           $ 2,485
               Finished goods                          3,285             2,707
                                               -------------------------------
                                                     $ 5,231           $ 5,192
                                               ===============================

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment are summarized as follows:

                                                SEPTEMBER 30,     SEPTEMBER 25,
                                                    2000              1999
                                               --------------------------------
               Land and land improvements             $   426           $   504
               Buildings and improvements               1,999             2,047
               Machinery, furniture, and
               equipment                                5,501             5,404
                                               --------------------------------
                                                      $ 7,926           $ 7,955

               Less: accumulated depreciation          (4,772)           (4,453)
                                               --------------------------------
                                                      $ 3,154           $ 3,502
                                               ================================

5. ACCRUED EXPENSES

Accrued expenses are summarized as follows:

                                                SEPTEMBER 30,     SEPTEMBER 25,
                                                    2000              1999
                                               --------------------------------
               Payroll and payroll related            $   501           $   428
               Freight                                    280               403
               Accrued environmental
               remediation costs                          125                --
               Commissions                                102                99
               Other                                       75               109
                                               --------------------------------
                                                      $ 1,083           $ 1,039
                                               --------------------------------

6. LONG-TERM DEBT

The Company's long-term debt, all of which is secured by real property, consists of the following:

                                                SEPTEMBER 30,     SEPTEMBER 25,
                                                   2000              1999
                                                -------------------------------
       Prime + 1/2% commercial mortgage note
       due November 2001, principle and
       interest payments due monthly                  $    15           $   27

       7.5% and 8.25% commercial mortgage
       notes due August 2012 and June 2005,
       respectively, principal and interest
       due monthly                                        335              357

       9.5% and 6% industrial development notes
       due June 2003 and August 2012, respectively,
       principal and interest due monthly                  33              182
                                                -------------------------------
           Total                                          383              566
        Less: current maturities                         (383)             (54)
                                                -------------------------------
           Net long-term                              $    --           $  512
                                                -------------------------------


In connection with the sale of the Company discussed in Note 11, all long-term debt was repaid. Accordingly, all amounts are classified as current in the September 30, 2000 Balance Sheet.

7. RELATED PARTY TRANSACTIONS

The Company utilizes certain corporate-wide services of the Parent, the more significant of which relate to general management, compensation and benefits administration, and treasury services. The Parent allocates cost for such services to the Company based on a percentage of sales dollars. Such allocations for fiscal years 2000, 1999, and 1998 were $900, $602, and $373, respectively, and are included in selling and administrative expenses in the accompanying Statements of Operations. Additionally, the Parent procures certain outside services, such as legal, accounting and insurance, on a corporate-wide basis and allocates cost for such services on the basis of specific identification to the extent practicable. In the opinion of management, such allocations have been made on a reasonable basis and do not differ materially from the actual costs which would have been incurred had the Company actually operated as a separate stand-alone entity.

In addition, the Company participates in the Parent's corporate cash management system. Under this system, the Company's cash receipts and disbursements are automatically cleared or funded through the Parent's centralized cash accounts and/or line of credit. Accordingly, the Company has no short-term investments, maintains minimal cash balances and has no separate line of credit facility. However, the Company is charged or credited for interest expense or income on its balances in the corporate cash management system. Such intercompany charges are reflected as interest income (expense) from Parent in the accompanying Statements of Operations.

The Company, together with certain other subsidiaries of the Parent, jointly and severally guarantees senior secured notes issued by the Parent with an outstanding balance of $72,355 at September 30, 2000.

8. INCOME TAXES

The components of the provision for income taxes, are as follows for the years ended September 30, 2000 and September 25, 1999 and September 28, 1998:

                                 September 30,   September 25,   September 28,
                                     2000            1999            1998
                                 ---------------------------------------------

Current income taxes:
 Federal                             $282            $449            $498
 State                                 79             145             189
                                 ---------------------------------------------
                                      361             594             687
                                 ---------------------------------------------

Deferred                              (16)              1             (41)
                                 ---------------------------------------------

Income taxes                         $345            $595            $646
                                 ---------------------------------------------

The income tax provision differs from the amount computed by applying the statutory federal income tax rate to income before income taxes due to the following reasons:

                                     September 30,  September 25,  September 28,
                                         2000           1999          1998
                                     -------------------------------------------
Income tax provision at statutory
  tax rate of 35%                       $ 273          $ 483         $ 523
State taxes, net of federal benefit        41             95            96
Nondeductible expenses and other           31             17            27
                                     -------------------------------------------
Income taxes at the effective rate      $ 345          $ 595         $ 646
                                     -------------------------------------------

The tax effects of temporary differences that give rise to significant portions of the state deferred tax assets and deferred tax liabilities are as follows:

                                              September 30,     September 25
                                                  2000              1999
                                              ------------------------------
Deferred tax assets relating to expenses
  not currently deductible for tax purposes       $  76             $  90

Deferred tax liabilities relating to
  accelerated depreciation and
  amortization of long-term assets                  (21)              (51)
                                              ------------------------------
    Net deferred tax asset (liability)            $  55             $  39
                                              ------------------------------


8. EMPLOYEE BENEFIT PLANS

The Parent has established various profit sharing plans at the operating companies which are based on the earnings of the respective subsidiaries.
The Parent also has defined contribution plans covering substantially all of its employees and a non-qualified deferred compensation plan covering certain employees. The expense for these plans was approximately $454, $379, and $403 in fiscal years 2000, 1999, and 1998, respectively.

9. COMMITMENTS AND CONTINGENCIES

The Company has various commitments for the purchase of materials and supplies arising in the ordinary course of business.

The Company is subject to various claims, lawsuits and administrative proceedings arising in the ordinary course of business with respect to workers' compensation, health care and product liability coverages (each of which is self-insured to certain levels), as well as commercial and other matters. The Company accrues for the cost of such matters when the incurrence of such costs is probable and can be reasonably estimated. Based upon its evaluation of available information, management does not believe that any such matters are likely, individually or in the aggregate, to have a material adverse effect upon the Company's financial position, results of operations or cash flows.

10. ENVIRONMENTAL MATTERS

The Company is subject to various federal, state, and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of solid and hazardous wastes, the remediation of contamination, and otherwise relating to health, safety, and protection of the environment. These laws and regulations provide for substantial fines and criminal sanctions for violations and impose liability for the costs of clean up, and for certain damages resulting from past spills, disposals, or other releases of hazardous substances. The Company has been named as a potentially responsible party under the Comprehensive Environment Response, Compensation, and Liability Act (CERCLA) for cleanup of a multiparty waste disposal site.
The Company believes that it will be partially indemnified with respect to this claim by the prior owners of one of the Company's facilities. Additionally, the Company has identified certain other instances of potential contamination that may require remediation. The Company had remediation reserves of $125 at September 30, 2000.

Based upon its evaluation of available information, management does not believe that any of the environmental contingency matters discussed above are likely, individually or in the aggregate, to have a material adverse effect upon the Company's financial position, results of operations or cash flows. However, the Company cannot predict with certainty that new information or developments with respect to its environmental contingency matters, individually or in the aggregate, will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

11. SUBSEQUENT EVENT

On October 11, 2000, subsequent to the date of the accompanying financial statements, the common stock of the Company was sold by the Parent to a subsidiary of Sovereign Specialty Chemicals, Inc. in a cash transaction. The accompanying financial statements give no effect to this transaction.

              Sovereign Specialty Chemicals, Inc. and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                      Nine Months ended September 30, 2000
                                 (In Thousands)

                                                                                    Dr (cr)
                                                  Sovereign Special   Imperial     Pro forma     Pro forma       Pro Forma
                                                    Chemicals Inc     Adhesives   Adjustments     Adj. Ref.    Consolidated
                                                   ---------------   ----------  -------------   -----------   --------------
Net Sales                                             $ 186,803     $  32,390     $       -                       $ 219,193
Cost of Sales                                           128,197        24,517          (125)     (6)                152,589
                                                      ---------     ---------     ---------                       ---------
Gross Profit                                             58,606         7,873           125                          66,604
Selling, general and administrative expense              39,626         7,208           173      (1) (3)             47,007
                                                      ---------     ---------     ---------                       ---------
Income from operations                                   18,980           665           (48)                         19,597
Other income,(expense)                                        -            33                                            33
Interest Expense, net                                   (14,825)          (21)       (1,734)     (2) (4)            (16,580)
                                                      ---------     ---------     ---------                       ---------
Income before income taxes and extraordinary items        4,155           677        (1,782)                          3,050
Income taxes                                              2,276           285          (748)     (5)                  1,813
                                                      ---------     ---------     ---------                       ---------
Income before extraordinary loss                          1,879           392        (1,034)                          1,237
Extraordinary loss,net of income tax benefit             (4,828)            -             -                          (4,828)
                                                      ---------     ---------     ---------                       ---------
Net loss                                              $  (2,949)    $     392     $  (1,034)                       $ (3,591)

See Accompanying Notes for Pro forma Adjustments



              Sovereign Specialty Chemicals, Inc. and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                          Year ended December 31, 1999
                                 (In Thousands)


                                                                                    Dr (cr)
                                                  Sovereign Special   Imperial     Pro forma     Pro forma       Pro Forma
                                                    Chemicals Inc     Adhesives   Adjustments     Adj. Ref.    Consolidated
                                                   ---------------   ----------  -------------   -----------   --------------
Net Sales                                             $ 237,408     $  42,395     $       -                       $ 279,803
Cost of Sales                                           162,550        31,955             -                         194,505
                                                      ---------     ---------     ---------                       ---------
Gross Profit                                             74,858        10,440             -                          85,298
Selling, general and administrative expense              48,350         9,363           562      (1) (3)             58,275
Special charges                                          14,153             -             -                          14,153
                                                      ---------     ---------     ---------                       ---------
Income from operations                                   12,355         1,076          (562)                         12,869
Other income, (expense)                                       -           134             -                             134
Interest Expense, net                                   (15,076)          (58)       (2,283)     (2) (4)            (17,417)
                                                      ---------     ---------     ---------                       ---------
Income before income taxes and extraordinary items       (2,721)        1,152        (2,845)                         (4,414)
Income taxes                                              4,218           516        (1,195)                          3,539
                                                      ---------     ---------     ---------      (5)              ---------
Income before extraordinary loss                         (6,939)          636        (1,650)                         (7,953)
Extraordinary loss,net of income tax benefit             (1,055)            -             -                          (1,055)
                                                      ---------     ---------     ---------                       ---------
Net loss                                              $  (7,994)    $     636     $  (1,650)                      $  (9,008)

See Accompanying Notes for Pro forma Adjustments

              Sovereign Specialty Chemicals, Inc. and Subsidiaries
                        Notes to Consolidated Pro forma
                            Statements of Operations


The accompanying consolidated pro forma statements of operations reflect the acquisition of Imperial Adhesives, Inc. (Imperial) as if the acquisition had occurred January 1, 1999. The adjustments reflect the acquisition as follows:

(1) Reflects additional amortization expense from the goodwill recorded. Pro forma amortization expense is $890 and $1,187 for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

(2) Eliminates interest expense on assets and liabilities not assumed in the acquisition.

(3)  Eliminates management fees charged Imperial by NS Group.

(4) Reflects additional interest expense on debt incurred in connection with the acquisition.

(5) Reflects the adjustment to income taxes as a result of the pro forma adjustments described in these Notes.

(6) Reflects the elimination of the provision for environmental remediation as the liability was not assumed by Sovereign.

              Sovereign Specialty Chemicals, Inc. and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 2000
                                 (In Thousands)

                                                                                        Dr (cr)
                                                    Sovereign Special    Imperial      Pro forma      Pro forma      Pro Forma
                                                      Chemicals Inc      Adhesives    Adjustments     Adj. Ref.     Consolidated
                                                    -----------------   ----------   -------------   -----------    -------------
ASSETS
Current Assets:
   Cash and cash equivalents                           $   4,195         $       2     $      (2)      (1)            $   4,195
   Accounts receivable, net                               46,213             5,913             -                         52,126
   Inventories                                            27,540             5,231             -                         32,771
   Deferred income taxes                                   1,175                75             -                          1,250
   Other current assets                                    5,042               105             -                          5,147
                                                       ---------         ---------     ---------                      ---------
Total current assets                                      84,165            11,326            (2)                        95,489

Property, plant, and equipment, net                       50,837             3,154             -                         53,991

Goodwill, net                                            105,099                 -        17,805       (2)              122,904
Deferred financing costs, net                             10,079                 -             -                         10,079
Other assets                                               3,263               213          (202)      (1)                3,274
                                                       ---------         ---------     ---------                      ---------
Total assets                                           $ 253,443         $  14,693     $  17,601                      $ 285,737

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                    $  21,460         $   3,542     $       -                      $  25,002
   Accrued expenses                                       10,929             1,106           875       (1)(5)            12,123
   Other current liabilities                                 223             1,920        (1,920)      (1)                  223
   Current portion of long-term debt                      11,154               383           955       (1)(3)            12,492
   Current portion of capital lease obligations              211                 -             -                            211
                                                       ---------         ---------     ---------                      ---------
Total current liabilities                                 43,977             6,951           (91)                        50,838

Long-term debt, less current portion                     149,526                 -        25,413       (3)              174,939
Capital lease obligations, less current portion            3,200                 -             -                          3,200
Deferred income taxes                                      2,395                21             -                          2,416
Other long-term liabilities                                  514                 -             -                            514

Stockholders' equity:
   Common stock, $0.01 par value, 2,700,000 shares
      authorized, 1,437,239 issued and outstanding            15                 -             -                             15
   Common stock, non-voting, $0.01 par value,
      2,100,000 shares authorized, 731,182 issued
      and outstanding                                          7             2,074        (2,074)      (4)                    7
   Additional paid-in-capital                             63,678                 -             -                         63,678
   Accumulated deficit                                    (9,993)            5,647        (5,647)      (4)               (9,993)
   Cumulative translation adjustments                        124                 -             -                            124
                                                       ---------         ---------     ---------                      ---------
Total stockholders' equity                                53,831             7,721        (7,721)                        53,831
                                                       ---------         ---------     ---------                      ---------
Total liabilities and stockholders' equity             $ 253,443         $  14,693     $  17,601                      $ 285,737

See Accompanying Notes for Pro forma Adjustments

              Sovereign Specialty Chemicals Inc. and Subsidiaries
                 Notes to Consolidated Pro forma Balance Sheet


The accompanying consolidated pro forma balance sheet reflects the acquisition of Imperial Adhesives Inc. (Imperial) as if the acquisition had occurred on September 30, 2000. The adjustments to reflect the acquisition are as follows:

(1) Per the terms of the stock purchase agreement, certain Imperial assets and liabilities were specifically excluded and not acquired by the Company.

(2)  Records the preliminary goodwill arising from the acquisition of Imperial.

(3) Reflects amount drawn on credit facility to finance the acquisition of Imperial.

(4) Reflects the reclassification and elimination of purchased equity within the consolidation.

(5) The Company has announced its plans to close Imperial's Nashville manufacturing facility. The Company will utilize existing capacity, primarily at its Buffalo and Akron facilities, to manufacture Imperial product. Management expects to incur approximately $1.0 million in costs directly attributable to the closure of the facility. As a result, a provision for plant closure has been recorded under purchase accounting and included as part of the pro forma adjustments at September 30, 2000. Once vacated, the Company intends to sell the Nashville Manufacturing facility.

     In addition, Imperial's operating results will benefit from lower freight and raw material costs as a result of leveraging Sovereign's purchasing volume. When fully implemented, management expects cost savings from the activities noted above to approximate $2.0 million which have not been included as a proforma adjustment.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SOVEREIGN SPECIALTY CHEMICALS, INC.
                                 (registrant)


                                 By:  /s/ John R. Mellett
                                      ---------------------------------------
                                      John R. Mellett
                                      Vice President and Chief Financial Officer



Dated: December 22, 2000